News Release

402 Industrial Lane

Birmingham, AL 35211

205-942-3737

Contact:	Douglas G. Markham
Chief Financial Officer
(205) 942-3737

BOOKS-A-MILLION TO OPEN STORES IN NEBRASKA AND PENNSYLVANIA

BIRMINGHAM, Ala. (October 10, 2007) -- Books-A-Million, Inc. (NASDAQ:BAMM) announced today that it will bring its tradition of selling great books at low prices to sites in Pennsylvania and Nebraska in 2008. The new stores will mark the chain’s first entry into these states and will bring to 22 the number of states in which Books-A-Million operates.

These new stores reflect the Company’s belief that there are additional growth opportunities for the Books-A-Million concept in both the Company’s existing trading areas as well as in new markets throughout the country. In fiscal 2008, the Company expects to open eight superstores, relocate three to four existing stores, and close four to six stores, excluding stores closed due to relocation. For fiscal 2009, the Company sees the opportunity for additional store growth and plans to open 15 to 20 new stores, relocate five to ten stores, and close two to four stores, excluding stores closed due to relocation.

Commenting on the growth plans, Sandra B. Cochran, President and CEO, said, “We are excited about the growth opportunities that we see in the marketplace, and we are looking forward to bringing Books-A-Million stores to a growing number of states in fiscal 2009.”

Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates more than 200 stores in 20 states and the District of Columbia.  The Company operates two distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., and traditional bookstores operating under the name Bookland.  The Company’s wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama.  For more information, visit the company’s website at www.booksamillioninc.com.

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BAMM Announces Store Expansion Plans

October 10, 2007

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative.

In general, the Company's ability to open new stores and to relocate existing stores depends upon, among other things, the identification of suitable store locations, the negotiation of acceptable lease terms, the ability of developers and landlords to deliver leased premises in a timely manner, the completion of necessary construction and/or refurbishment of store sites, the hiring, training and retention of qualified personnel, and sufficient management and financial resources to support new store locations and manage the operational aspects of store growth. The Company's ability to open new stores and to relocate existing stores also depends upon the availability of adequate capital, which in turn depends in large part upon cash flow generated by the Company. Accordingly, no assurance can be given that the Company will be able to achieve the new store opening and store relocation expectations set forth above.

Forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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